As filed with the Securities and Exchange Commission on October 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORWARD PHARMA A/S

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s Name into English)

Denmark	2834	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Forward Pharma A/S

Østergade 24A, 1

1100 Copenhagen K, Denmark

+45 33 44 42 42

(Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

1015 15th Street, NW

Suite 1000

Washington, DC 20005

Tel: (212) 572-3100

(Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kristopher D. Brown Wayne J. Rapozo Dechert LLP 1095 Avenue of the Americas New York, NY 10036 (212) 698-3500	David B. Allen David C. Lee K&L Gates LLP 1 Park Plaza Twelfth Floor Irvine, CA 92614 (949) 253-0900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-198013

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)(3)	AMOUNT OF REGISTRATION FEE(4)
Ordinary shares, par value DKK 0.10 per share(5)	$12,622,618	$1,466.75	(6)

(1)         Represents an additional amount of maximum aggregate proceeds of $12,622,618 equal to the new maximum aggregate offering price of $253,575,000 less the maximum aggregate offering price of $240,952,382 that was previously registered under the Registrant’s Registration Statement on Form F-1 (File No. 333-198013), as amended (the “Initial Registration Statement”), and includes ordinary shares represented by American Depositary Shares, or ADSs, that may be purchased by the underwriters to cover over-allotments, if any.

(2)         Based on the initial public offering price.

(3)         Includes ordinary shares loaned by Nordic Biotech Opportunity Fund K/S to the Company (the “Borrowed Shares”) as part of the initial deposit of ordinary shares into the American Depositary Receipt Program and the issuance of ADSs immediately following the consummation of this offering and sales of the ADSs for purposes of facilitating the orderly closing of this offering. The Company will issue ordinary shares in an amount equal to the Borrowed Shares to the underwriters and the underwriters will deposit such shares into the American Depositary Receipt Program, following which the Borrowed Shares underlying the ADSs shall be returned to Nordic Biotech Opportunity Fund K/S.

(4)         Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

(5)         Each ADS represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-199230).

(6)         The Registrant previously paid a filing fee of $30,518.67 in connection with the maximum aggregate offering price of $240,952,382 registered under the Initial Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, the opinion of Nielsen Nørager regarding the validity of the securities being registered and related consent, and the consent of Ernst & Young Denmark P/S. This Registration Statement relates to the Initial Registration Statement, declared effective by the Securities and Exchange Commission on October 14, 2014. We are filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional ADSs. Pursuant to Rule 462(b), the contents of the Initial Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-198013 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Nielsen Nørager, counsel of Forward Pharma A/S.

23.1	Consent of Ernst & Young Denmark P/S.

23.2	Consent of Nielsen Nørager, counsel of Forward Pharma A/S (included in Exhibit 5.1).

24.1

Powers of Attorney (included on the signature page to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-198013), as amended, filed with the Securities and Exchange Commission on September 12, 2014 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark on October 15, 2014.

FORWARD PHARMA A/S

By:	/s/ PEDER MØLLER ANDERSEN
Name:	Peder Møller Andersen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on October 15, 2014, in the capacities indicated:

/s/ PEDER MØLLER ANDERSEN
	Peder Møller Andersen	Chief Executive Officer (principal executive officer)

/s/ JOEL SENDEK
	Joel Sendek	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ FLORIAN SCHÖNHARTING
	Florian Schönharting	Director (Chairman)

*
	J. Kevin Buchi	Director

*
	Torsten Goesch	Director

*
	Jan G. J. van de Winkel	Director

*By:	/s/ FLORIAN SCHÖNHARTING
Florian Schönharting Attorney-in-fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Forward Pharma A/S has signed this registration statement on October 15, 2014.

FORWARD PHARMA USA, LLC

By:	/s/ JOEL SENDEK
Name:	Joel Sendek
Title:	Chief Financial Officer

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Nielsen Nørager, counsel of Forward Pharma A/S.

23.1	Consent of Ernst & Young Denmark P/S.

23.2	Consent of Nielsen Nørager, counsel of Forward Pharma A/S (included in Exhibit 5.1).

24.1

Powers of Attorney (included on the signature page to Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-198013), as amended, filed with the Securities and Exchange Commission on September 12, 2014 and incorporated by reference herein).